As filed with the Securities and Exchange Commission on January 15, 2014

Registration No. 333-193128

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LNB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation or organization)

6022

(Primary Standard Industrial Classification Code Number)

34-1406303

(I.R.S. Employer Identification No.)

457 Broadway

Lorain, Ohio 44052-1769

(440) 244-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel E. Klimas

President and Chief Executive Officer

LNB Bancorp, Inc.

457 Broadway

Lorain, Ohio 44052-1769

(440) 244-6000

(Name, address, including zip code and

telephone number, including area code, of

agent for service)

With a copy to: Kristofer K. Spreen Calfee, Halter & Griswold LLP The Calfee Building 1405 East Sixth Street Cleveland, Ohio 44114-1607 Telephone: (216) 622-8200 Facsimile: (216) 241-0816

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☑	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares, par value $1.00 per share	367,321 (1)	$10.07 (2)	$3,698,923	$476.43 (3)
Preferred Share Purchase Rights (4)	367,321	—	—	—

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registrant is also registering such additional indeterminate number common shares as may become issuable as a result of stock splits or stock dividends.

(2)	The price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and represents the average high and low trading prices of the common shares as reported on Nasdaq on December 26, 2013.

(3)	Previously paid.

(4)	Each common share includes an associated Series A Voting Preferred Share Purchase Right. Each Preferred Share Purchase Right initially represents the right, if such Preferred Share Purchase Right becomes exercisable, to purchase from LNB Bancorp, Inc. one one-hundredth of a share of its Series A Voting Preferred Shares for each common share. The Preferred Share Purchase Rights initially will trade together with the common shares. The value attributable to the Preferred Share Purchase Rights, if any, is reflected in the offering price of the common shares and no separate consideration will be received for the Preferred Share Purchase Rights. Therefore, the registration fee for the Preferred Share Purchase Rights is included in the fee for the common shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 15, 2014

PROSPECTUS

367,321 Common Shares

This prospectus relates to the potential resale by certain selling shareholders of LNB Bancorp, Inc. (the “Company”) of some or all of 367,321 of our common shares, par value $1.00 per share (the “Common Shares”), issued in December 2013 to such holders in private placements.

The selling shareholders may offer to sell the Common Shares being offered by this prospectus from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling shareholders will be responsible for underwriting discounts or commissions or agents’ commissions.

The Common Shares are listed for trading on the Nasdaq Stock Market (“Nasdaq”) under the symbol “LNBB”. On January 14, 2014, the last reported sale price of the Common Shares on Nasdaq was $10.14 per share.

We will not receive any proceeds from the resale of Common Shares by the selling shareholders. We will pay the expenses of this offering.

Our principal executive offices are located at 457 Broadway, Lorain, Ohio 44052 and our telephone number is (440) 244-6000. Our Internet address is www.4lnb.com.

See “Risk Factors” beginning on page 6 for a discussion of factors that you should consider before buying Common Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not deposits or accounts or other obligations of any bank or savings association and are not insured or guaranteed by any insurance fund of the Federal Deposit Insurance Corporation or any other governmental organization.

The date of this prospectus is             , 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a shelf registration process. Under this shelf registration process, selling shareholders may, from time to time, offer and sell Common Shares pursuant to this prospectus. It is important for you to read and consider all of the information contained in this prospectus and any applicable prospectus supplement before making a decision whether to invest in the Common Shares. You should also read and consider the information contained in the documents that we have incorporated by reference as described in “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” in this prospectus.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not offering to sell or soliciting offers to buy, and will not sell, any securities in any jurisdiction where it is unlawful. You should assume that the information contained in this prospectus or in any prospectus supplement, as well as information contained in a document that we have previously filed or in the future will file with the SEC and incorporate by reference in this prospectus or any prospectus supplement, is accurate only as of the date of this prospectus, the applicable prospectus supplement or the document containing that information, as the case may be. Our financial condition, results of operations, cash flows or business may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at, and obtain a copy of any such document by mail from, the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed charges. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its charges.

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933 (the “Securities Act”) with respect to our securities described in this prospectus. References to the “registration statement” or the “registration statement of which this prospectus is a part” mean the original registration statement and all amendments, including all schedules and exhibits. This prospectus does not, and any prospectus supplement will not, contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the SEC. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus or a prospectus supplement. The registration statement is available to the public over the Internet at the SEC’s web site described above and can be read and copied at the location described above.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information contained in other documents filed separately with the SEC. This means that we can disclose important information to you by referring you to other documents filed with the SEC that contain such information. The information incorporated by reference is an important part of this prospectus and prospectus supplement. Information disclosed in documents that we file later with the SEC will automatically add to, update and change information previously disclosed. If there is additional information in a later filed document or a conflict or inconsistency between information in this prospectus or a prospectus supplement and information incorporated by reference from a later filed document, you should rely on the information in the later dated document.

We incorporate by reference the documents listed below (and the documents incorporated by reference therein) that we have previously filed, any documents that we may file after the date of this registration statement and prior to the effectiveness of this registration statement, and any documents that we may file in the future, with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offerings contemplated by this prospectus are completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013;

•	Current Reports on Form 8-K filed on March 1, 2013, March 15, 2013, March 29, 2013, May 2, 2013, October 2, 2013, October 24, 2013, November 21, 2013, December 16, 2013 and January 14, 2014;

•	Definitive Proxy Statement on Schedule 14A related to our 2013 annual meeting of shareholders, as filed with the SEC on March 12, 2013;

•	Registration Statement on Form 8-A (relating to our Common Shares) filed on February 14, 1985, including any amendment or report filed for the purpose of updating such description; and

•	Registration Statement on Form 8-A (relating to our preferred share purchase rights) filed on October 25, 2010.

other than the portions of such documents that by statute or rule, by designation in such document or otherwise, are not deemed to be filed with the SEC or are not required to be incorporated herein by reference.

Any statement made in this prospectus, a prospectus supplement or a document incorporated by reference in this prospectus or a prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus supplement to the extent that a statement contained in an amendment to the registration statement, any subsequent prospectus supplement or in any other subsequently filed document incorporated by reference herein or therein adds, updates or changes that statement. Any statement so affected will not be deemed, except as so affected, to constitute a part of this prospectus or any applicable prospectus supplement.

You may obtain a copy of these filings, excluding exhibits (but including exhibits that are specifically incorporated by reference in any such filing), free of charge, by oral or written request directed to: LNB Bancorp, Inc., 457 Broadway, Lorain, Ohio 44052, Attention: Gary J. Elek, Chief Financial Officer, telephone: (440) 244-6000.

FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus or incorporated by reference into this prospectus contain forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Terms such as “will,” “should,” “plan,” “intend,” “expect,” “continue,” “believe,” “anticipate” and “seek,” as well as similar comments, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include but are not limited to:

•

a worsening of economic conditions or slowing of any economic recovery, which could negatively impact, among other things, business activity and consumer spending and could lead to a lack of liquidity in the credit markets;

•	changes in the interest rate environment which could reduce anticipated or actual margins;

•	increases in interest rates or further weakening of economic conditions that could constrain borrowers’ ability to repay outstanding loans or diminish the value of the collateral securing those loans;

•

market conditions or other events that could negatively affect the level or cost of funding, affecting our ongoing ability to accommodate liability maturities and deposit withdrawals, meet contractual obligations, and fund asset growth, and new business transactions at a reasonable cost, in a timely manner and without adverse consequences;

•

changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect our financial condition (such as, for example, the Dodd-Frank Act and rules and regulations that have been or may be promulgated under the Act);

•

persisting volatility and limited credit availability in the financial markets, particularly if market conditions limit our ability to raise funding to the extent required by banking regulators or otherwise;

•	significant increases in competitive pressure in the banking and financial services industries, particularly in the geographic or business areas in which we conduct our operations;

•

limitations on our ability to return capital to shareholders, including the ability to pay dividends, and the dilution of our Common Shares that may result from, among other things, funding any repurchase or redemption of our outstanding preferred stock;

•	adverse effects on our ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions;

•

general economic conditions becoming less favorable than expected, continued disruption in the housing markets and/or asset price deterioration, which have had and may continue to have a negative effect on the valuation of certain asset categories represented on our balance sheet;

•	increases in deposit insurance premiums or assessments imposed on us by the FDIC;

•	a failure of our operating systems or infrastructure, or those of our third-party vendors, that could disrupt our business;

•	risks that are not effectively identified or mitigated by our risk management framework; and

•

difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position; as well as the risks and uncertainties described from time to time in our reports as filed with the SEC.

We undertake no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, any prospectus supplement and the documents incorporated by reference. It does not contain all of the information that you should consider before making a decision to invest in the Common Shares. You should read carefully the entire prospectus, any applicable prospectus supplement and the documents incorporated by reference, including “Risk Factors” and the Consolidated Financial Statements and Notes thereto included elsewhere or incorporated by reference in this prospectus or any prospectus supplement.

In this prospectus, “LNB”, “we,” “us,” “our” and the “Company” refer to LNB Bancorp, Inc. and its subsidiaries unless the context otherwise requires. References to the “Bank” or “our subsidiary bank” refer to The Lorain National Bank, a wholly owned subsidiary of LNB Bancorp, Inc.

The Company

We are a diversified banking services company headquartered in Lorain, Ohio and organized as a bank holding company under the Bank Holding Company Act of 1956, as amended. We engage in lending and depository services, investment services, and other traditional banking services offered through our wholly-owned subsidiary, The Lorain National Bank. The primary business of the Bank is providing personal, mortgage and commercial banking products, along with investment management and trust services. The Lorain National Bank operates through 20 retail-banking locations and 28 automated teller machines (“ATMs”) in Lorain, Erie, Cuyahoga and Summit counties in the Ohio communities of Lorain, Elyria, Amherst, Avon, Avon Lake, LaGrange, North Ridgeville, Oberlin, Olmsted Township, Vermilion, Westlake and Hudson, as well as a business development office in Cuyahoga County. The Company’s management team (“Management”) believes that the Bank is well positioned to compete successfully in its market area. Management believes that the commitment of the Bank to provide quality personal service and its local community involvement give the Bank a competitive advantage over other financial institutions operating in its markets.

Our principal office is located at 457 Broadway, Lorain, Ohio 44052. Our telephone number is (440) 244-6000. Our website address is www.4lnb.com. However, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus supplement or the accompanying prospectus.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2012. For instructions on how to find copies of these documents, see “Where You Can Find More Information” in this prospectus.

The Offering

Issuer	LNB Bancorp, Inc.

Selling shareholders	Accredited investors who purchased our common shares in a private placement that was completed on December 16, 2013.

Common Shares offered by selling shareholders	367,321 shares

Common Shares presently outstanding	9,673,523 shares (1)

Use of proceeds	We will not receive any proceeds from the resale of Common Shares by the selling shareholders.

Market Information for the Common Shares	Nasdaq Symbol: LNBB. On January 14, 2014, the last reported sale price of our Common Shares on Nasdaq was $10.14 per share.

Risk Factors	An investment in our Common Shares involves risks. You should carefully consider the information set forth in the section of this Prospectus entitled “Risk Factors” beginning on page 6, as well as other information included or incorporated by reference in this Prospectus before deciding whether to invest in our Common Shares.

(1)	As of December 27, 2013, (a) includes 9,673,523 Common Shares outstanding and (b) excludes (i) 337,696 shares subject to outstanding stock options, and (ii) 165,847 shares reserved for issuance under our employee stock incentive plan.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to our Common Shares and this Offering

Sales of shares issued in the private placement may cause the market price of our shares to decline.

On December 16, 2013, we closed the private placement and issued 367,321 common shares. We have agreed to register with the SEC the common shares issued in the private placement for resale by the selling shareholders identified in this prospectus. The registration statement of which this prospectus forms a part has been filed to satisfy this obligation. Upon the effectiveness of the registration statement, an aggregate of 367,321 common shares issued in the private placement may be freely sold in the open market. The sale of a significant amount of these common shares in the open market, or the perception that these sales may occur, could cause the market price of our common shares to decline or become volatile.

Common shares are equity and are subordinated to all of our existing and future indebtedness.

The common shares are equity interests in the Company and do not constitute indebtedness. As such, the common shares rank junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company.

We are subject to extensive regulation, and ownership of the common shares may have regulatory implications for holders thereof.

We are subject to extensive federal banking laws, including the Bank Holding Company Act of 1956, as amended (the “BHCA”), and federal banking regulations, that impact the rights and obligations of owners of the common shares, including, for example, our ability to declare and pay dividends on the common shares. Because the common shares are “voting securities”, then (a) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then outstanding common shares, and (b) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the common shares. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Holders of the common shares should consult their own counsel with regard to regulatory implications.

USE OF PROCEEDS

We will receive no proceeds from the sale of any of or all of the shares being offered by the selling shareholders under this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of the terms of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Second Amended Articles of Incorporation, as amended, and code of regulations, copies of which have been filed with the SEC and are also available upon request from us.

Common Shares

We have 15,000,000 authorized Common Shares, $1.00 par value per share, of which 9,673,523 shares were outstanding as of December 27, 2013 and 328,194 Common Shares were held in treasury as of that date.

Holders of our Common Shares are entitled to such dividends as our board of directors may in its discretion periodically declare, subject to the dividend rights of the holders of the Series B Preferred Stock, the Series A Voting Preferred Shares and any other class or series of preferred shares outstanding at such time. Our board of directors determines whether to declare dividends and the amount of any dividends declared to the Common Shares. Such determinations take into account LNB’s financial condition, results of operations and other relevant factors. While management expects to maintain its policy of paying periodic dividends, no assurances can be given that any dividends will be declared for LNB’s Common Shares, or, if declared, as to the amount of such dividends. Holders of our Common Shares are also entitled, upon our liquidation, and after claims of creditors and the preferences of Series B Preferred Stock, the Series A Voting Preferred Shares and any other class or series or preferred stock outstanding at the time of liquidation, to receive pro rata our net assets.

Holders of our Common Shares have one vote per share on each matter on which shareholders are entitled to vote, and have no preemptive rights or cumulative voting rights.

Our Common Shares are listed on the NASDAQ Stock Market under the symbol “LNBB.” The Common Shares offered hereby were validly issued and are fully paid and non-assessable.

Preferred Shares

General.    Under our Second Amended Articles of Incorporation, as amended, we have authority to issue up to 1,000,000 preferred shares, no par value per share. Of such number of preferred shares, 150,000 shares have been designated as Series A Voting Preferred Shares (“Series A Voting Preferred Shares”), none of which have been issued or are outstanding, and 25,223 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”), of which 7,689 shares are outstanding.

Series A Voting Preferred Shares.    Each Series A Voting Preferred Share is entitled to 100 votes on all matters submitted to a vote of the shareholders. The holders of Series A Voting Preferred Shares are entitled to quarterly dividends payable in cash. The Series A Voting Preferred Shares may be issued in fractional amounts, and such fractional shares shall have all of the rights of a full Series A Voting Preferred Share multiplied by the fractional amount of such share. For example, a 3/100 fractional share shall be entitled to $0.03 of a dividend of $1.00 and shall be entitled to three votes on any matter submitted to a vote of the shareholders, including the election of directors. The holders of Series A Voting Preferred Shares have preference over the holders of Common Shares in the event of a liquidation or dissolution and have other rights that are superior to or in addition to the rights of holders of Common Shares. The holders of Series A Voting Preferred Shares have rights that are on parity to the Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of our affairs. Holders of Series A Voting Preferred shares have no preemptive rights or cumulative voting rights.

In general, subject to the rights of the holders of Series B Preferred Stock, holders of Series A Voting Preferred Shares are entitled to a quarterly dividend in the amount per share equal to the greater of (1) $1.00, or (2) 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in Common Share or other subdivision of the outstanding Common Shares, by reclassification or otherwise, declared on the Common Shares) since the immediately preceding quarterly dividend payment date.

Series B Preferred Stock.    In December 2008, we issued 25,223 shares of our Series B Preferred Stock to an initial selling shareholder in a transaction exempt from the registration requirements of the Securities Act. As of December 27, 2013, of the 25,223 originally issued shares of Series B Preferred Stock, 7,689 shares were outstanding. On December 17, 2013, we issued a notice of redemption to the holders of the Series B Preferred Stock in which we notified the holders that all remaining outstanding shares of Series B Preferred Stock will be redeemed on January 17, 2014 at a price of $1,000 per share plus any accrued and unpaid dividends on the shares to, but excluding, the redemption date. Following the redemption, no shares of Series B Preferred Stock will be outstanding. The issued and outstanding shares of Series B Preferred Stock were validly issued and are fully paid and non-assessable.

Dividends Payable On Shares of Series B Preferred Stock

Holders of shares of Series B Preferred Stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series B Preferred Stock with respect to each dividend period from December 12, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of shares of Series B Preferred Stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of Series B Preferred Stock with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series B Preferred Stock are payable to holders of record of shares of Series B Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series B Preferred Stock, we are required to provide written notice to the holders of shares of Series B Preferred Stock prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Ohio state laws relating to the payment of dividends.

Priority of Dividends

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series B Preferred Stock will rank:

•	senior to our Common Shares and all other equity securities designated as ranking junior to the Series B Preferred Stock; and

•

at least equally with all other equity securities designated as ranking on a parity with the Series B Preferred Stock, or parity stock, including our Series A Voting Preferred Shares (of which, as of the date of this prospectus, 150,000 shares are designated, but none are issued), with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of LNB.

So long as any shares of Series B Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on LNB’s Common Shares or other junior stock, other than a dividend payable solely in Common Shares. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any of our Common Shares or other junior stock unless we have paid in full all accrued dividends on the Series B Preferred Stock for all prior dividend periods, other than:

•

purchases, redemptions or other acquisitions of our Common Shares or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•

purchases or other acquisitions by broker-dealer subsidiaries of LNB solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•	purchases or other acquisitions by broker-dealer subsidiaries of LNB for resale pursuant to an offering by LNB of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not LNB or a subsidiary of LNB, including as trustee or custodian; and

•

the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 12, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Shares.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series B Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series B Preferred Stock), with respect to the Series B Preferred Stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our Common Shares and any other stock ranking equally with or junior to the Series B Preferred Stock from time to time out of any funds legally available for such payment, and the Series B Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

After February 15, 2012, the Series B Preferred Stock may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part, subject to notice as described below.

In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series B Preferred Stock have no right to require the redemption or repurchase of the Series B Preferred Stock.

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series B Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

Notice of any redemption of Series B Preferred Stock will be given in the manner provided in the terms of the Series B Preferred Stock at least 30 days and not more than 60 days before the date fixed for redemption. Any notice given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice, or any defect in the notice or in the provision of the notice, to any holder of Series B Preferred Stock designated for redemption will not affect the redemption of any other Series B Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of Series B Preferred Stock are to be redeemed, and the number of shares of Series B Preferred Stock to be redeemed (and, if less than all shares of Series B Preferred Stock held by the applicable holder, the number of shares to be redeemed from the holder).

Shares of Series B Preferred Stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued preferred shares.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series B Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series B Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our Common Shares or any other shares ranking, as to that distribution, junior to the Series B Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series B Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series B Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series B Preferred Stock has been paid in full to all holders of Series B Preferred Stock and other shares of parity stock, the holders of our Common Shares or any other shares ranking, as to such distribution, junior to the Series B Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Series B Preferred Stock will not have any voting rights.

If the dividends on the Series B Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series B Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NASDAQ Stock Market® (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series B Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of LNB will be reduced by the number of preferred stock directors that the holders of Series B Preferred Stock and voting parity stock had been entitled to elect. The holders of a majority of shares of Series B Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares of Series B Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Second Amended Articles of Incorporation, as amended, the vote or consent of the holders of at least 66 2/3% of the shares of Series B Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

any amendment or alteration of our Second Amended Articles of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series B Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of LNB;

•

any amendment, alteration or repeal of any provision of the Certificate of Amendment for the Series B Preferred Stock so as to adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock; or

•

any consummation of a binding share exchange or reclassification involving the Series B Preferred Stock or of a merger or consolidation of LNB with another entity, unless the shares of Series B Preferred Stock remain outstanding following any such transaction or, if LNB is not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series B Preferred Stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series B Preferred Stock, taken as a whole.

To the extent of the voting rights of the Series B Preferred Stock, each holder of Series B Preferred stock will have one vote for each $1,000 of liquidation preference to which such holder’s shares of Series B Preferred Stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series B Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series B Preferred Stock to effect the redemption.

Registration Rights

In connection with the private placement, we entered into a common shares purchase agreement pursuant to which we agreed to file a registration statement on or prior to the filing deadline to register the resale of the common shares issued and sold in the private placement. The registration statement of which this prospectus forms a part has been filed to satisfy this obligation.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Registrar and Transfer Company.

SELLING SHAREHOLDERS

In December 2013, we issued an aggregate of 367,321 common shares in a private placement to certain accredited investors (the “Selling Shareholders”). Pursuant to the common shares purchase agreement related to this private placement, we agreed to file a registration statement of which this prospectus is a part with the SEC to register the disposition of the common shares we issued in the private placement.

The following table sets forth certain information concerning the resale of the common shares by the Selling Shareholders as of December 27, 2013. Unless otherwise described below, to our knowledge, no Selling Shareholder nor any of their affiliates has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. Unless otherwise described below, the Selling Shareholders have confirmed to us that they are not broker-dealers or affiliates of a broker-dealer within the meaning of Rule 405 of the Securities Act.

The following table assumes that the Selling Shareholders will sell all of the common shares offered by them in this offering. However, the Selling Shareholders may offer all or some portion of the common shares issued to them in the private placement. Accordingly, no estimate can be given as to the amount or percentage of our common shares that will be held by the Selling Shareholders upon termination of sales pursuant to this prospectus. In addition, the Selling Shareholders identified below may have sold, transferred or disposed of all or a portion of their shares since the date on which they provided the information regarding their holdings in transactions exempt from the registration requirements of the Securities Act. The term “Selling Shareholder” includes the shareholders listed below and their respective transferees, assignees, pledges, donees and other successors.

We will bear all costs, expenses and fees in connection with the registration of the common shares to be sold by the Selling Shareholders. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.

As of December 27, 2013, there were 9,673,523 common shares outstanding. Unless otherwise indicated, the Selling Shareholders have sole voting power and investment power over all shares owned by them. This table is based on information supplied to us by the Selling Shareholders.

	Shares Beneficially Owned Prior to Offering			Shares which may be offered Pursuant to this Offering	Shares Beneficially Owned After Offering
Name	Number		Percent (b)	Number	Number (a)	Percent (b)
Carol and Arthur F. Anton	25,000		*	25,000	—	*
Laura L. Grassi Trust UAD 3/10/05 Laura L. Grassi Trustee	15,000		*	15,000	—	*
Louis G. Joseph	22,000	(c)	*	20,000	2,000	*
Larry G. Joseph	1,000		*	1,000	—	*
AJD Holding Co.	7,500	(d)	*	7,500	—	*
Frederick DiSanto	80,024	(e)	*	44,000	30,024	*
Brittan B. DiSanto Restatement Trust UAD 01/15/03 AMD 10/16/09 Brittan B. DiSanto TTEE	80,024	(f)	*	6,000	30,024	*
Merlin Partners LP	306,500	(g)	3.17%	106,500	200,000	2.07%
Liberty Investment Group, LLC	124,088	(h)	1.28%	15,000	74,088	*
Mikash Reinsurance LTD	124,088	(i)	1.28%	35,000	74,088	*
Lee C. Howley	57,385	(j)	*	10,000	47,385	*
Lynda Peterson King	52,500	(k)	*	50,000	2,500	*
Basswood Financial Fund, Inc.	177,632	(l)	1.84%	32,321	145,311	1.50%

*	Less than 1%

(a)	Assumes sale of all shares offered under this prospectus.

(b)	Applicable percentage of ownership is based on 9,673,523 Common Shares outstanding as of December 27, 2013 together with all applicable stock options and other securities convertible into Common Shares for the named shareholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Common Shares subject to options, warrants or other convertible securities exercisable within 60 days after December 27, 2013 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares shown.

(c)	In addition to the shares issued to the Selling Shareholder in the private placement, includes 2,000 shares beneficially owned directly by the Selling Shareholder.

(d)	Francis DeFino has voting and investment power over the shares.

(e)	In addition to the shares issued to the Selling Shareholder in the private placement, includes (i) 21,734 shares beneficially owned directly by the Selling Shareholder, (ii) 8,290 shares beneficially owned directly by Pershing LLC Custodian FBO Frederick DiSanto IRA and (iii) 6,000 shares issued to the Brittan B. DiSanto Restatement Trust UAD 01/15/03 AMD 10/16/09 Brittan B. DiSanto TTEE in the private placement. Frederick DiSanto has voting and investment power over the shares owned by Pershing LLC Custodian FBO Frederick DiSanto IRA. Brittan B. DiSanto is the spouse of Frederick DiSanto. Frederick DiSanto is a Director of the Company.

(f)	In addition to the shares issued to the Selling Shareholder in the private placement, includes (i) 21,734 shares beneficially owned directly by Frederick DiSanto and 44,000 shares issued to Frederick DiSanto in the private placement and (ii) 8,290 shares beneficially owned directly by Pershing LLC Custodian FBO Frederick DiSanto IRA. Brittan B. DiSanto has voting and dispositive control over the shares owned by the Brittan B. DiSanto Restatement Trust UAD 01/15/03 AMD 10/16/09 Brittan B. DiSanto TTEE. Frederick DiSanto has voting and investment power over the shares owned by Pershing LLC Custodian FBO Frederick DiSanto IRA. Brittan B. DiSanto is the spouse of Frederick DiSanto. Frederick DiSanto is a Director of the Company.

(g)	Ancora Advisors LLC is the general partner and serves as the investment manager of Merlin Partners LP. Brian Hopkins is the managing member of Ancora Advisors LLC with voting and investment power over the shares held by Merlin Partners LP. Frederick DiSanto, a director of the Company, is on the board of directors and is chief executive officer of Ancora Advisors LLC. Mr. DiSanto does not have voting or investment power over the shares held by Merlin Partners LP and Mr. DiSanto disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(h)	In addition to the shares issued to the Selling Shareholder in the private placement, includes (i) 37,427 shares beneficially owned directly by James R. Herrick individually and 18,318 shares which are held in Mr. Herrick’s 401(k) plan subject to shared voting and investment power and (ii) 18,343 shares beneficially owned directly by Mikash Reinsurance Ltd. and 35,000 shares issued to Mikash Reinsurance Ltd. in the private placement. James R. Herrick is the managing member of the Selling Shareholder and Mikash Reinsurance Ltd. and has voting and investment power over the shares. James R. Herrick is a Director of the Company.

(i)	In addition to the shares issued to the Selling Shareholder in the private placement, includes (i) 18,343 shares beneficially owned directly by the Selling Shareholder, (ii) 37,427 shares beneficially owned directly by James R. Herrick individually and 18,318 shares which are held in Mr. Herrick’s 401(k) plan subject to shared voting and investment power and (iii) 15,000 shares issued to Liberty Investment Group, LLC in the private placement. James R. Herrick is the managing member of the Selling Shareholder and Liberty Investment Group, LLC and has voting and investment power over the shares. James R. Herrick is a Director of the Company.

(j)	In addition to the shares issued to the Selling Shareholder in the private placement, includes 20,030 shares beneficially owned directly by the Selling Shareholder and 7,530 shares beneficially owned by the Selling Shareholder which are held by a partnership of which the Selling Shareholder is a partner and which are subject to shared voting and investment power. Lee C. Howley is a Director of the Company.

(k)	In addition to the shares issued to the Selling Shareholder in the private placement, includes 2,500 shares beneficially owned directly by the Selling Shareholder.

(l)	Basswood Capital Management, LLC serves as the investment manager for Basswood Financial Fund, Inc. and Matthew Lindenbaum and Bennett Lindenbaum have voting and investment power over the shares held by Basswood Financial Fund, Inc.

Our Relationships with the Selling Shareholders

In the past three years, we have not had any relationship or arrangement with any of the Selling Shareholders or their affiliates other than as follows:

•

Frederick DiSanto has been a Director of the Company since October 2013; Mr. DiSanto is on the board of directors and is chief executive officer of Ancora Advisors LLC, which is the general partner and investment manager of Merlin Partners LP;

•

Liberty Investment Group, LLC and Mikash Reinsurance Ltd. are both wholly owned by James R. Herrick. Mr. Herrick has been a Director of the Company since 1999 and Chairman of our Board of Directors since 2004;

•	Lee C. Howley has been a Director of the Company since 2001; and

•

In March 2013, we entered into a privately-negotiated exchange agreement with institutional investors advised by Basswood Capital Management, LLC, an affiliate of Basswood Financial Fund, Inc. with respect to the exchange by us of 254,466 newly issued common shares for 1,822 shares of Series B Preferred Stock.

PLAN OF DISTRIBUTION

We are registering the common shares previously issued to the Selling Shareholders in the December 2013 private placement to permit the resale of these common shares by the holders of the common shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the common shares. We will bear all fees and expenses incident to our obligation to register the common shares.

The Selling Shareholders may sell all or a portion of the common shares issued to them in the December 2013 private placement and beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the distribution of the common shares by any Selling Shareholders to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the Selling Shareholders effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging in positions they assume. The Selling Shareholders may also sell common shares short and deliver common shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge common shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the common shares against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part.

We have advised each Selling Shareholder that it may not use shares registered on the registration statement, of which this prospectus forms a part, to cover short sales of our common shares made prior to the date on which the registration statement shall have been declared effective by the SEC. If a Selling Shareholder uses this prospectus for any sale of the common shares, it will be subject to the prospectus delivery requirements of the Securities Act.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

We will pay all expenses of the registration of the common shares pursuant to the common shares purchase agreement, estimated to be $55,476 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that a Selling Shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the common shares purchase agreement, or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Shareholder specifically for use in this prospectus, in accordance with the common shares purchase agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the offered Common Shares has been passed on for us by Calfee, Halter & Griswold LLP.

EXPERTS

The consolidated financial statements of LNB and its subsidiaries as of December 31, 2012 and 2011 and for the three years ended December 31, 2012 incorporated in this document by reference from LNB’s Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by Plante & Moran, PLLC, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table presents the costs and expenses, payable by us in connection with the sale of securities being registered under this registration statement. All amounts are estimates except for the SEC registration fee.

SEC registration fee	$476
Legal fees and expenses	$30,000
Accounting fees and expenses	$15,000
Miscellaneous fees and expenses	$10,000

Total:	$55,476

Item 15.    Indemnification of Directors and Officers.

Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by an Ohio corporation and provides as follows:

(E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person’s conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of that notification, the person shall have the right to petition the court of common pleas or the court in which the action or suit was brought to review the reasonableness of that determination.

(5)(a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:

(i) Repay that amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay that amount, if it ultimately is determined that the person is not entitled to be indemnified by the corporation.

(6) The indemnification or advancement of expenses authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification or advancement of expenses under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. A right to indemnification or to advancement of expenses arising under a provision of the articles or the regulations shall not be eliminated or impaired by an amendment to that provision after the occurrence of the act or omission that becomes the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which the indemnification or advancement of expenses is sought, unless the provision in effect at the time of that act or omission explicitly authorizes that elimination or impairment after the act or omission has occurred.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against that liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5),(6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5),(6), or (7).

(9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as the person would if the person had served the new or surviving corporation in the same capacity.

Our directors and officers also may be indemnified by us pursuant to Article VI of LNB’s Amended Code of Regulations, which provides as follows:

SECTION 1.    Definitions.

For purposes of this Article, the following words and phrases shall have the meanings designated below:

a. “Claim” means, with respect to any Indemnified Individual, any and all threatened, pending or completed claims, actions, suits or proceedings (whether civil, criminal, administrative, investigative or otherwise and whether under State or Federal law) and any and all appeals related thereto; and

b. “Indemnified Individual” means, subject to Section 8 of this Article, such of the following as the board of directors may determine (by a majority vote of a quorum of disinterested directors): all past, present and future shareholders, directors, officers, employees and other agents of LNB acting in any capacity at the request of or on behalf of LNB; and

c. “Liabilities” means any and all judgments, decrees, fines, investigation costs, penalties, expenses, fees, amounts paid in settlement, costs, losses, expenses (including, but not limited to, attorneys’ fees and court costs), charges, and any other liabilities actually and reasonably incurred by an Indemnified Individual with respect to any Claim, either before or after final disposition of the Claim.

SECTION 2.    Indemnification for Third-Party Claims.

To the fullest extent authorized or permitted by law, the shareholders hereby determine that LNB shall indemnify and save harmless any and all Indemnified Individuals from and against all Liabilities arising or resulting from any Claim (other than a Claim by or in the right of LNB), under which the Indemnified Individual is a party or participant because of actions or omissions of LNB or of the Indemnified Individual or of any shareholder, director, officer, employee, agent or other person acting in any capacity at the request of or on behalf of LNB, if such Indemnified Individual has acted in good faith and in a manner the Indemnified Individual reasonably believed to be in and not opposed to the best interests of the LNB and, with respect to any criminal action or proceeding, if the Indemnified Individual had no reasonable cause to believe the Indemnified Individual’s conduct was unlawful; provided, however, that (unless otherwise determined by a majority vote of a quorum of disinterested directors) LNB shall not indemnify or save harmless an Indemnified Individual for such person’s willful misconduct.

SECTION 3.    Indemnification for Claims by or in the Right of LNB.

To the fullest extent authorized or permitted by law, the shareholders hereby determine that LNB shall indemnify and save harmless any and all Indemnified Individuals from and against all Liabilities arising or resulting from any Claim by or in the right of LNB, under which the Indemnified Individual is a party or participant because of actions or omissions of LNB or of the Indemnified Individual or of any shareholder, director, officer, employee, agent or other person acting in any capacity at the request of or on behalf of LNB, if the Indemnified Individual acted in good faith and in a manner the Indemnified Individual reasonably believed to be in (or not opposed to) the best interests of LNB; provided, however, that LNB shall not indemnify or save harmless an Indemnified Individual for (i) such person’s adjudicated negligence or misconduct in the performance of the Indemnified Individual’s duty to LNB, or (ii) a violation of Section 1701.95 of the Ohio Revised Code.

SECTION 4.    Release from Liability and Contribution.

To the fullest extent authorized or permitted by law, no Indemnified Individual shall be liable to LNB or to any other person and no Claim shall be maintained against any Indemnified Individual by LNB (or, for LNB’s benefit, by any other shareholder) because of any action or omission (except for willful misconduct, unless otherwise determined by a majority vote of a quorum of disinterested directors) of such Indemnified Individual in any capacity at the request of or on behalf of LNB; provided, however, that an Indemnified Individual shall be liable to LNB for the Indemnified Individual’s willful misconduct, unless otherwise determined by a majority vote of a quorum of disinterested directors. To the fullest extent authorized or permitted by law, no Indemnified Individual shall be responsible for or be required to contribute to the payment of any Liabilities incurred by LNB or by any other Indemnified Individual because of the actions or omissions (except for willful misconduct, unless otherwise determined by a majority vote of a quorum of disinterested directors) of any Indemnified Individual serving in any capacity at the request of or on behalf of LNB; provided, however, that an Indemnified Individual shall be liable to LNB and to any other Indemnified Individual for the Indemnified Individual’s willful misconduct, unless otherwise determined by a majority vote of a quorum of disinterested directors.

SECTION 5.    Subrogation.

To the extent of any payment by LNB under this Article, LNB: (i) shall be subrogated to all the Indemnified Individual’s rights of recovery from any other person and, as a condition precedent to any indemnification or other rights under this Article, such Indemnified Individual shall execute all reasonable documents and take all reasonable actions requested by LNB to implement LNB’s right of subrogation, and (ii) hereby waives any right of subrogation against or contribution from an Indemnified Individual.

SECTION 6.    Insurance and Similar Protection.

Whether or not the indemnification, release and other provisions of Section 2, Section 3 or Section 4 of this Article apply, LNB may purchase and maintain insurance upon and/or furnish similar protection (including, but not limited to: trust funds, letters of credit and self-insurance) for any Indemnified Individual to cover any

Liabilities such Indemnified Individual might incur from the exercise of the Indemnified Individual’s duties for LNB or from such Indemnified Individual’s capacity as an agent or representative of LNB.

SECTION 7.    Other Rights.

The provisions of this Article shall be in addition to and shall not exclude or limit any rights or benefits to which any Indemnified Individual is or may be otherwise entitled: (a) as a matter of law or statute; (b) by the LNB’s Second Amended Articles of Incorporation, Amended Code of Regulations or any bylaws; (c) by any agreement; (d) by the vote of shareholders or directors; or (e) otherwise.

SECTION 8.    Conditions and Limitations.

a. As a condition precedent to the indemnification, release and/or performance of any other obligation of the LNB under this Article, the Indemnified Individual must first: (1) promptly notify the President or Corporate Secretary of LNB of any actual or potential Claim; and (2) authorize and permit LNB, in its sole discretion, to choose any legal counsel to defend and otherwise handle the Claim and all proceedings and matters related thereto (including, but not limited to, any counter-claims, cross-claims and defenses); and (3) permit LNB to assume total, complete and exclusive control of the Claim and all proceedings and matters related thereto (including, but not limited to, any counter-claims, cross-claims and defenses); and (4) in all respects, cooperate with LNB and its counsel in the defense of the Claim and in the prosecution of any counter-claims, cross-claims and defenses.

b. At LNB’s option, LNB’s obligations under this Article may cease and terminate (without notice or demand): (i) if the Indemnified Individual is an employee of LNB, upon termination of the Indemnified Individual’s employment with LNB, or (ii) if the Indemnified Individual is a director or officer, upon removal of such director or officer for cause (as determined by the board of directors) in accordance with the Amended Code of Regulations.

LNB has entered into employment agreements with certain of its officers which provide for indemnification for matters relating to such officer’s good faith actions or omissions arising from the performance of such officer’s duties thereunder. Indemnification pursuant to such agreements is conditioned upon such officer (a) notifying LNB of any actual or potential claims, (b) authorizing and permitting LNB, in its sole discretion, to choose any legal counsel to defend or otherwise handle the claims and all proceedings and matters relating thereto, (c) permitting LNB to assume total, complete and exclusive control of the claims and all proceedings and matters relating thereto and (d) cooperating in all respects with LNB in handling the claims and all proceedings and matters related thereto.

LNB carries directors’ and officers’ liability insurance coverage which insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

Item 16.    Exhibits

The exhibits listed in the following table have been filed as part of this registration statement.

Exhibit Number		Description of Document

4.1		LNB Bancorp, Inc. Second Amended Articles of Incorporation. Incorporated by reference herein from Exhibit 3(a) of the Company’s Form 10-K for the fiscal year ended December 31, 2005.

4.2		Certificate of Amendment to the Amended Articles of Incorporation, filed with the Ohio Secretary of State on December 11, 2008. Incorporated by reference herein from Exhibit 3.1 of the Company’s Form 8-K filed on December 17, 2008.

4.3		Certificate of Amendment to Amended Articles of Incorporation, filed with the Ohio Secretary of State on October 25, 2010. Incorporated by reference herein from Exhibit 3.1 of the Company’s Form 8-K filed on October 25, 2010.

4.4		LNB Bancorp, Inc. Amended Code of Regulations. Incorporated by reference herein from Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 16, 2007.

4.5		Rights Agreement between LNB Bancorp, Inc. and Registrar and Transfer Company, as rights agent, dated October 25, 2010, including the Form of Right Certificate and the Summary of Rights to Purchase Preferred Shares. Incorporated by reference herein from Exhibit 4.1 of the Company’s Form 8-K filed on October 25, 2010.

5.1	*	Opinion of Calfee, Halter & Griswold LLP.

10.1		Common Shares Purchase Agreement, dated December 12, 2013, among LNB Bancorp, Inc. and the Investors party thereto. Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on December 16, 2013.

23.1	*	Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	*	Consent of Plante and Moran, PLLC.

24.1	**	Powers of Attorney (included on the signature pages to this Registration Statement).

*	Filed herewith.
**	Previously filed.

Item 17.    Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lorain, state of Ohio, on January 15, 2014.

LNB BANCORP, INC.

By:	/s/ Daniel E. Klimas
Name: Daniel E. Klimas Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature(s)	Title(s)	Date

/s/ Daniel E. Klimas Daniel E. Klimas	President and Chief Executive Officer and Director (Principal Executive Officer)	January 15, 2014

/s/ Gary J. Elek Gary J. Elek	Chief Financial Officer (Principal Financial and Accounting Officer)	January 15, 2014

* James R. Herrick	Chairman and Director	January 15, 2014

* Terry D. Goode	Vice Chairman and Director	January 15, 2014

* Frederick D. DiSanto	Director	January 15, 2014

* Robert M. Campana	Director	January 15, 2014

* J. Martin Erbaugh	Director	January 15, 2014

Signature(s)	Title(s)	Date

* Lee C. Howley	Director	January 15, 2014

* Daniel G. Merkel	Director	January 15, 2014

* Thomas P. Perciak	Director	January 15, 2014

* Jeffrey F. Riddell	Director	January 15, 2014

* John W. Schaeffer, M.D.	Director	January 15, 2014

* Donald F. Zwilling	Director	January 15, 2014

*By:	/s/ Daniel E. Klimas
Daniel E. Klimas As: Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number		Description of Document

4.1		LNB Bancorp, Inc. Second Amended Articles of Incorporation. Incorporated by reference herein from Exhibit 3(a) of the Company’s Form 10-K for the fiscal year ended December 31, 2005.

4.2		Certificate of Amendment to the Amended Articles of Incorporation, filed with the Ohio Secretary of State on December 11, 2008. Incorporated by reference herein from Exhibit 3.1 of the Company’s Form 8-K filed on December 17, 2008.

4.3		Certificate of Amendment to Amended Articles of Incorporation, filed with the Ohio Secretary of State on October 25, 2010. Incorporated by reference herein from Exhibit 3.1 of the Company’s Form 8-K filed on October 25, 2010.

4.4		LNB Bancorp, Inc. Amended Code of Regulations. Incorporated by reference herein from Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 16, 2007.

4.5		Rights Agreement between LNB Bancorp, Inc. and Registrar and Transfer Company, as rights agent, dated October 25, 2010, including the Form of Right Certificate and the Summary of Rights to Purchase Preferred Shares. Incorporated by reference herein from Exhibit 4.1 of the Company’s Form 8-K filed on October 25, 2010.

5.1	*	Opinion of Calfee, Halter & Griswold LLP.

10.1		Common Shares Purchase Agreement, dated December 12, 2013, among LNB Bancorp, Inc. and the Investors party thereto. Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on December 16, 2013.

23.1	*	Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	*	Consent of Plante and Moran, PLLC.

24.1	**	Powers of Attorney (included on the signature pages to this Registration Statement).

*	Filed herewith.
**	Previously filed.